                                                                    EXHIBIT 4.10

                              AMENDMENT NO. 2 TO
                       STOCKHOLDERS AGREEMENT AND CONSENT
                       ----------------------------------


     This Amendment No. 2 to Stockholders Agreement and Consent (this "Amendment") is entered into as of this 21/st/ day of August, 1998, among Focal Communications Corporation, a Delaware corporation (the "Company") and the stockholders listed on the signature page hereof (the "Stockholders"). Capitalized terms not otherwise defined in this Agreement are used herein with the meanings assigned to such terms in the Stock Purchase Agreement, dated November 27, 1996, by and among the Company and the other parties thereto (as amended, the "Stock Purchase Agreement").

     WHEREAS, the Company and the Stockholders wish to amend the provisions of the Stockholders Agreement, dated November 27, 1996, by and among the Company and the other parties thereto (as amended, the "Stockholders Agreement") as provided in paragraph 1 of this Amendment;

     WHEREAS, the Stockholders collectively own all of the Institutional Investor Stock and at least a majority of the Executive Stock; and

     WHEREAS, the Stockholders wish to consent to the amendment (as provided in paragraph 1 of this Amendment) for purposes of the Stock Purchase Agreement;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Amendment hereby agree as follows:

     1.   Amendment to Stockholders Agreement.  Pursuant to Section 9 of the
          -----------------------------------
Stockholders Agreement, paragraph 4 of the Stockholders Agreement is hereby amended by adding the following subparagraph at the end of such paragraph:

     "(d) Termination.  The provisions of this paragraph 4 shall terminate at
          -----------
the closing of a Public Offering."

     2.   Consent.  For all purposes of the Stock Purchase Agreement (including,
          -------
without limitation, Sections 4C(xii) and 4E thereof), each of the Stockholders consents to the amendment set forth in paragraph 1 of this Amendment.

     3.   Counterparts.  This Amendment may be executed in multiple
          ------------
counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

     4.   Descriptive Headings.  The descriptive headings of this Amendment are
          --------------------
inserted for convenience only and do not constitute a part of this Amendment.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.


_________________________        MADISON DEARBORN CAPITAL
Brian F. Addy                    PARTNERS, L.P.
                                 By:  Madison Dearborn Partners, L.P., its
                                      General Partner
                                 By:  Madison Dearborn Partners, Inc., its
                                      General Partner

_________________________        By:________________________________________
John R. Barnicle                      Its:__________________________________


_________________________        FRONTENAC VI, L.P.
Joseph Beatty                    By:  Frontenac Company, its General Partner

                                 By:________________________________________
                                      Its:__________________________________


_________________________        BATTERY VENTURES III, L.P.
Robert C. Taylor, Jr.            By:  Battery Partners III, L.P., its General
                                      Partner

                                 By:________________________________________
                                      Its:__________________________________


                                 FOCAL COMMUNICATIONS CORPORATION

                                 By:________________________________________
                                      Its:__________________________________

                                       2